Exhibit 5.2

Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, IL 60601 United States Tel: +1 312 861 8000 Fax: +1 312 861 2899 www.bakermckenzie.com

February 27, 2020

Physicians Realty Trust
Physicians Realty L.P.
309 N. Water Street, Suite 500
Milwaukee, Wisconsin 53202

Re:	Registration Statement on Form S-3ASR of Physicians Realty Trust and Physicians Realty L.P.

Ladies and Gentlemen:

We have acted as special counsel to Physicians Realty Trust, a Maryland real estate investment trust (the “Trust”), and Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Trust, the “Opinion Parties”), in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”) to be filed on February 27, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indeterminate number of: (i) common shares of beneficial interest, $0.01 par value per share, of the Trust (“Common Shares”); (ii) preferred shares of beneficial interest, $0.01 par value per share, of the Trust (“Preferred Shares”) that may be issued in one or more classes or series; (iii) senior and subordinated debt securities of the Trust (“Trust Debt Securities”) that may be issued pursuant to one or more indentures in the form referenced under clause (ii) in the following paragraph; (iv) senior and subordinated debt securities of the Operating Partnership (the “Operating Partnership Debt Securities” and, together with the Trust Debt Securities, the “Debt Securities”) that may be issued pursuant to the indenture referenced under clause (iii) in the following paragraph; (v) guarantees of Operating Partnership Debt Securities by the Trust (“Guarantees”); (vi) depositary receipts (the “Receipts”) representing fractional Preferred Shares, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) among the Trust and one or more bank or trust companies to be appointed by the Trust prior to the issuance of the applicable Depositary Shares (each, a “Bank Depositary”); (vii) warrants of the Trust to acquire other classes of Offered Securities (as defined below) (“Warrants”) issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) among the Trust, a warrant agent to be appointed by the Trust prior to the issuance of the applicable Warrants and the holders from time to time of the Warrants; and (viii) units representing an interest in two or more of the foregoing classes of Offered Securities (the “Units”) issued pursuant to one or more unit agreements (each, a “Unit Agreement”). The Common Shares, the Preferred Shares, the Debt Securities,

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the Guarantees, the Depository Shares, the Warrants and the Units are collectively referred to herein as the “Offered Securities.”
This opinion is being registered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement; (ii) the form of Senior/Subordinated Indenture that is incorporated by reference into the Registration Statement relating to the issuance of Trust Debt Securities by the Trust (the “Trust Indenture”); (iii) the Senior Indenture, dated March 7, 2017, among the Opinion Parties and U.S. Bank National Association, as trustee, that is incorporated by reference into the Registration Statement relating to the issuance of Operating Partnership Debt Securities by the Operating Partnership (the “Operating Partnership Indenture” and together with the Trust Indenture, the “Indentures”); (iv) the governing documents and agreements, as applicable, of each of the Opinion Parties; (v) certain resolutions of the Board of Trustees of the Trust (the “Board of Trustees”) with respect to the Trust, and in the Trust’s capacity as the general partner of the Operating Partnership; (vi) certain resolutions of the Finance Committee of the Board of Trustees with respect to the Trust, and in the Trust’s capacity as the general partner of the Operating Partnership; and (vii) such other corporate records, agreements, documents, instruments and certificates or comparable documents of public officials and officers and representatives of the Opinion Parties as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Opinion Parties.
As used herein, “Transaction Agreements” means the Indentures, and any supplemental indentures establishing the terms of the Debt Securities pursuant thereto, any Depositary Agreements, any Warrant Agreements, any Unit Agreements and any applicable underwriting or purchase agreement.
In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Operating Partnership) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) each Offered Security and any Transaction Agreements will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (x) with respect to Debt Securities, (A) the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and Statements of Eligibility of the Trustee on a Form T-1 have been or will be filed with the SEC with respect to such trustee and (B) the applicable Indenture or supplement will be duly authorized executed and delivered by the applicable trustee and will constitute the legally valid and binding obligation of such trustee, enforceable against such trustee in accordance with its terms, (xi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the applicable Opinion Parties and the other parties thereto and (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
We have also assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the applicable Opinion Party, and the performance of their respective obligations under, any Transaction Agreement and the Offered Securities will not, violate, conflict with or constitute a default under (i) the respective governing documents of the applicable Opinion Parties or any agreement or other instrument to which any Opinion Party or, if applicable, any of their respective properties are subject, (ii) any law, rule or regulation to which any Opinion Party is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (A) prior to the issuance of any Offered Securities, each Transaction Agreement and each other certificate, note or other executed document evidencing Offered Securities will be duly authorized, executed and delivered by the applicable Opinion Parties under applicable law, (B) the choice of New York law in any Transaction Agreement is legal and valid under the laws of any other applicable jurisdictions, (C) the execution and delivery by the applicable Opinion Parties of each Transaction Agreement and each other certificate, note or executed document evidencing Offered Securities and the performance by the applicable Opinion Parties of their respective obligations thereunder will not violate or conflict with any laws of the State of Maryland or the State of Delaware and (D) the applicable Opinion Parties will have otherwise complied with all aspects of the laws of the State of Maryland and the State of Delaware, as applicable, in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.
Based upon and subject to the foregoing, we are of the opinion that:

1.
With respect to any Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when the Offered Debt Securities have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Indenture or any supplemental indenture thereto, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any Warrants or in connection with the issuance of any Units) will be legally valid and binding obligations of the applicable Opinion Party, enforceable against the applicable Opinion Party in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2.
With respect to any Guarantees offered under the Registration Statement (the “Offered Guarantees”), when the Offered Guarantees have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Indenture or any supplemental indenture thereto, the Offered Guarantees will be legally valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

3.
With respect to any Depositary Shares offered under the Registration Statement (the “Offered Depositary Shares”), when (i) the Preferred Shares relating to such Offered Depositary Shares have been duly authorized for issuance by the Trust, (ii) the applicable Depositary Agreement has been duly authorized, executed and delivered by each party thereto, (iii) and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement and (iv) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related Preferred Shares with the Bank Depositary in accordance with the applicable Depositary Agreement, the Offered Depositary Shares will be legally valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.
With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the applicable Offered Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement, the Offered Warrants will be legally valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.
With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the applicable Offered Securities relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement, the Offered Units will be legally valid and binding obligations of the Trust, enforceable against the Trust, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The foregoing opinions are limited in all respects to the laws of the State of New York and the federal laws of the United States of America. With respect to all matters of Maryland law, we note that you are being provided with the opinion, dated on or about the date hereof, of Venable LLP, Maryland counsel to the Trust.
This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,
/s/ Baker & McKenzie LLP
BAKER & McKENZIE LLP

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